SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2005

                               RTG VENUTRES, INC.
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             (Exact name of registrant as specified in its charter)

        Florida                         333-85072               59-3666743
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(State of Incorporation)        (Commission File Number)      (IRS Employer
                                                             Identification #)

                                  Suite J17-249
                              2465 Centerville Road
                                Herndon VA 20171
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                    (Address of Principal Executive Offices)

                                  512-684-0863
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              (Registrant's telephone number, including area code)


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers

Certain shareholders commenced an action in the Supreme Court of the State of New York, County of New York, entitled BARRINGTON FLUDGATE, LINDA PERRY and SILVER LAKE HOLDINGS, INC., individually and derivatively as Shareholders of RTG Ventures, Inc. v. RTG VENTURES, INC., ATUL MEHTA and PUJA MEHTA, Index No.:
600989-2005. The litigation sought to reverse certain actions taken by the sole Director and Executive Officer of the Company upon his assuming control. The Plaintiffs alleged that the actions taken were done without the correct shareholder consent. The Plaintiffs and the individual defendants and the Company have entered into a Settlement Agreement, dated as of March 31, 2005 ("Settlement Agreement"). As a result of the Settlement Agreement, the previous sole Director and Executive Officer has resigned, effective April 19, 2005 and Deborah Rose has been appointed as sole Director and Executive Officer.

Effective April 19, 2005, the following Directors resigned from the Board of Directors and/or Principal Officers of the registrant.

         Atul Mehta       Director, President, Secretary

None of the Directors' or Principal Officers' resigning have stated that his resignation does in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this
Section 5.02, and if not, stating the respects in which he does not agree.

Pursuant to the Settlement Agreement, the following person was elected to the positions indicated.

Name               Age               Position
----               ---               --------

Deborah Rose        44               sole Director and Sole Executive Officer

She possesses a Bachelors degree in Business Administration in which she graduated summa cum laude. Has an extensive background in administration details in the public markets. For the past eight years Ms. Rose has directed her knowledge and expertise to the public markets. Her capacity is to coordinate the appropriate people, develop the corporate structure and then create the public awareness for these companies. She has been involved with a number of public companies in various stages of growth. Her background has potential impact in the development of any and all business development as well as assisting in the creation of marketing programs to assist in the expansion of the company's business model.


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For the past 5 years she has worked in a non-executive capacity managing the day to day operations of the following companies 1) Corporate Connections:
Advises/Consults companies going IPO 2) Sam Adams Inc.: Gold Course Management Company 3) Tumbleweed Inc.: Resort Development in Canada

Item 5.03 Amendments To Articles Of Incorporation Of Bylaws; Change In Fiscal Year.

Pursuant to the Settlement Agreement, the following terms are in effect

The Certificate of Amendment to the Certificate of Incorporation of RTG previously filed by the Defendants on or about February 2, 2005 ("February Amendment"), shall be null and void. Furthermore, Deborah Rose will take all steps to seek to have the February Amendment stricken from RTG's corporate books and records; Deborah Rose shall also vote to amend the Certificate of Incorporation to increase the authorized capital stock of RTG to 200,000,000 shares of common stock and two million shares of preferred stock (which contain no conversion rights to common stock), and shall cause to be issued TWO MILLION (2,000,000) shares of preferred stock, with voting rights of 100 to 1, in the name of Deborah Rose;

Item 7.01         Regulation FD Disclosure

Pursuant to the Settlement Agreement, the following terms are in effect

The Certificate of Amendment to the Certificate of Incorporation of RTG previously filed by the Defendants on or about February 2, 2005 ("February Amendment"), shall be null and void;

Plaintiffs and Defendants agree to appoint Deborah Rose as the sole director and officer of RTG, effective upon the execution of this Settlement Agreement. The office of RTG shall be located at Suite J17-249, 2465 Centerville Road, Herndon VA 20171;

Plaintiffs shall provide to Deborah Rose irrevocable proxies for all shares owned by the Plaintiffs and Lancer Corporation;

Deborah Rose will take all steps to seek to have the February Amendment stricken from RTG's corporate books and records; Deborah Rose shall also vote to amend the Certificate of Incorporation to increase the authorized capital stock of RTG to 200,000,000 shares of common stock and two million shares of preferred stock (which contain no conversion rights to common stock), and shall cause to be issued TWO MILLION (2,000,000) shares of preferred stock, with voting rights of 100 to 1, in the name of Deborah Rose;


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Silver Lake Holdings, Inc. ("Silver Lake") shall be issued 21 million shares of restricted stock, with the voting rights to be included in the aforementioned proxies;

Item 9.  Financial Statements And Exhibits

         (c) Exhibits

         Exhibit 17.       Resignation Letter of Atul Mehta

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Deborah Rose
         ---------------------------------
         Deborah Rose
         President

Date:  April 12, 2005